First Internet Bancorp Reports Third Quarter 2018 Results

Highlights for the third quarter include:

▪	Net income of $6.3 million, an increase of 28.5% from the third quarter of 2017

▪	Diluted earnings per share of $0.61

▪	Total loans increased $625 million from September 30, 2017, or 33.5%, and $120 million from June 30, 2018, or 20.1% annualized

▪	Net interest income of $16.0 million, an increase of 12.5% from the third quarter of 2017 and 3.3% from the second quarter of 2018

Fishers, Indiana, October 24, 2018 - First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the third quarter of 2018. Net income for the third quarter of 2018 was $6.3 million, or $0.61 diluted earnings per share. This compares to net income of $6.0 million, or $0.67 diluted earnings per share, for the second quarter of 2018, and net income of $4.9 million, or $0.71 diluted earnings per share, for the third quarter of 2017.

David Becker, Chairman, President and Chief Executive Officer, commented, “We are pleased with our results in the third quarter, driven by solid loan growth, excellent credit quality and well-managed expenses. We continue to take a disciplined approach to capital deployment and execute on our lending strategies, including our specialized areas of focus in public finance, healthcare and single tenant lease financing.

“Looking to the fourth quarter and into 2019, we see tremendous potential in our current business lines, and we continue to explore new opportunities to diversify our revenue channels,” Becker added. “Our entrepreneurial culture provides us a competitive advantage in attracting and retaining top talent - and that is key to our ongoing growth and success.”

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2018 was $16.0 million, an increase of 3.3% from $15.5 million for the second quarter of 2018. On a fully-taxable equivalent basis, net interest income for the third quarter was $17.3 million, an increase of 4.2% from $16.6 million for the second quarter. Relative to the third quarter of 2017, net interest income increased 12.5% from $14.2 million, and on a fully-taxable equivalent basis, increased 12.0% from $15.5 million.

Total interest income for the third quarter of 2018 was $30.2 million, an increase of 10.2% compared to the second quarter of 2018, and an increase of 33.2% compared to the third quarter of 2017. On a fully-taxable equivalent basis, total interest income for the third quarter was $31.6 million, an increase of 10.5% compared to the second quarter, and an increase of 31.7% compared to the third quarter of 2017. The increase in total interest income compared to the second quarter of 2018 was driven primarily by a $221.4 million increase in average interest-earning assets, combined with the effect of a 5 basis point increase in the yield earned on these assets.

Total interest expense for the third quarter of 2018 was $14.3 million, an increase of 19.2% compared to the second quarter of 2018, and an increase of 67.6% compared to the third quarter of 2017. The increase in total interest expense compared to the second quarter of 2018 was driven primarily by a $231.4 million increase in average interest-bearing deposit balances, combined with the effect of a 22 basis point increase in the cost of funds related to those deposits. The increase in deposit costs was partially offset by lower interest expenses related to advances from the Federal Home Loan Bank and subordinated debt.

Net interest margin (“NIM”) was 2.06% for the third quarter of 2018 compared to 2.17% for the second quarter of 2018 and 2.31% for the third quarter of 2017. On a fully-taxable equivalent basis, NIM decreased 10 basis points to 2.23% for the third quarter of 2018 from 2.33% for the second quarter of 2018 and was down from 2.52% for the third quarter of 2017. The decline in NIM was primarily due to the higher cost of funds during the quarter, partially offset by the higher yield on interest-earning assets as mentioned above.

Noninterest Income
Noninterest income for the third quarter of 2018 was $2.0 million compared to $2.2 million for the second quarter of 2018 and $3.1 million for the third quarter of 2017. The decrease of $0.2 million from the second quarter was primarily due to a decrease in revenue from mortgage banking activities as mandatory pipeline volumes were down compared to the second quarter of 2018.

Noninterest Expense
Noninterest expense for the third quarter of 2018 was $10.0 million, compared to $10.2 million for the second quarter of 2018 and $9.4 million for the third quarter of 2017. The decline from the second quarter was primarily due to lower salaries and employee benefits and other expenses. The decrease in salaries and employee benefits was driven by lower incentive compensation and medical claims experience. The decrease in other expenses was due mainly to lower costs related to other real estate owned properties.

Income Taxes
Income tax expense was $0.7 million for the third quarter of 2018, resulting in an effective tax rate of 10.6%, compared to $0.8 million and an effective tax rate of 11.5% for the second quarter of 2018 and $1.7 million and an effective tax rate of 25.7% for the third quarter of 2017. Income taxes continued to be positively impacted by the continued growth in the public finance portfolio, which increased the proportion of tax-exempt income relative to overall total pre-tax income.

Loans and Credit Quality
Total loans as of September 30, 2018 were $2.5 billion, an increase of $119.6 million, or 5.0%, compared to June 30, 2018 and $625.1 million, or 33.5%, compared to September 30, 2017. Total commercial loan balances were $1.8 billion as of September 30, 2018, an increase of $84.4 million, or 4.8%, compared to June 30, 2018 and $504.6 million, or 38.2%, compared to September 30, 2017. The growth in commercial loan balances was driven largely by production in public finance, healthcare finance and single tenant lease financing.

Total consumer loan balances were $661.9 million as of September 30, 2018, an increase of $35.7 million, or 5.7%, compared to June 30, 2018 and $118.3 million, or 21.8%, compared to September 30, 2017. The growth in consumer loan balances was primarily driven by increased draw-downs on residential construction loans and production in portfolio residential mortgages, trailers and recreational vehicles.

Credit quality remained solid as total delinquencies 30 days or more past due were 0.02% of total loans as of September 30, 2018, down from 0.03% as of June 30, 2018 and down from 0.05% as of September 30, 2017. Nonperforming loans to total loans was 0.01% as of September 30, 2018, flat from June 30, 2018 and down from 0.14% as of September 30, 2017.

The allowance for loan losses as a percentage of total loans was 0.67% as of September 30, 2018, compared to 0.68% as of June 30, 2018 and 0.75% as of September 30, 2017. The decline in the allowance as a percentage of total loans was primarily due to the continued growth in the public finance portfolio, as well as growth in the residential mortgage portfolio, as these loan categories generally have lower loss reserve factors than other loan types.

Net charge-offs of $0.2 million were recognized during the third quarter of 2018, resulting in net charge-offs to average loans of 0.04%, compared to 0.03% for the second quarter and 0.10% for the third quarter of 2017. The provision for loan losses in the third quarter was $0.9 million, compared to $0.7 million for the second quarter and $1.3 million for the third quarter of 2017. The increase in the provision for loan losses compared to the second quarter of 2018 was driven by the loan growth discussed above as well as slightly higher net charge-offs.

Balance Sheet Management
To increase asset sensitivity and reduce long term interest rate risk, the Company maintained its asset hedging strategy that was initiated in the fourth quarter of 2017. As of September 30, 2018, the Company had $338.2 million of notional value pay fixed / receive variable interest rate swaps in place to hedge public finance loans, representing 55.4% of total public finance loan balances outstanding. Additionally, the Company had $88.2 million of notional value pay fixed / receive variable interest rate swaps in place to hedge fixed rate investment securities, resulting in $426.4 million of notional value interest rate swaps in place at the end of the third quarter of 2018 to effectively convert long term fixed rate assets to variable rate and mitigate the impact of higher short term interest rates on deposit and funding costs.

The Company also maintained its liability hedging strategy using pay fixed / receive variable interest rate swaps, extending the duration of certain funding sources to lessen the impact of future short term interest and deposit rate increases. Short term FHLB advances and brokered variable rate money market deposits were previously converted to longer term fixed rates using interest rate swaps with a total notional value of $130.0 million, of which $60.0 million were forward starting swaps that became effective on October 1, 2018. Similar to the asset hedging strategy, these swaps are intended to improve asset sensitivity and reduce long term interest rate risk.

Capital
As of September 30, 2018, total shareholders’ equity was $287.7 million, increasing $5.7 million, or 2.0%, compared to June 30, 2018 primarily due to the net income earned during the quarter. Tangible book value per share increased to $27.80 as of September 30, 2018 from $27.25 as of June 30, 2018 and $25.70 as of September 30, 2017.

The following table presents the Company’s and the Banks’s regulatory and other capital ratios as of September 30, 2018.

	As of September 30, 2018
	Company	Bank

Total shareholders’ equity to assets [1]	8.98%	8.02%
Tangible common equity to tangible assets [1]	8.85%	7.88%
Tier 1 leverage ratio [2]	9.40%	8.42%
Common equity tier 1 capital ratio [2]	13.14%	11.78%
Tier 1 capital ratio [2]	13.14%	11.78%
Total risk-based capital ratio [2]	15.38%	12.52%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, October 25, 2018 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 317-6016. A recorded replay can be accessed through November 25, 2018 by dialing (877) 344-7529; passcode: 10125208.
Additionally, interested parties can listen to a live webcast of the call on Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $3.2 billion as of September 30, 2018. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income - FTE, net interest income - FTE and net interest margin - FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$6,288	$6,008	$4,895	$18,324	$11,728

Per share and share information
Earnings per share - basic	$0.61	$0.67	$0.72	$1.99	$1.76
Earnings per share - diluted	0.61	0.67	0.71	1.98	1.75
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	28.26	27.71	26.26	28.26	26.26
Tangible book value per common share	27.80	27.25	25.70	27.80	25.70
Common shares outstanding	10,181,675	10,181,675	8,411,077	10,181,675	8,411,077
Average common shares outstanding:
Basic	10,261,967	8,909,913	6,834,011	9,230,149	6,656,160
Diluted	10,273,766	8,919,460	6,854,614	9,250,839	6,683,379
Performance ratios
Return on average assets	0.79%	0.82%	0.78%	0.83%	0.71%
Return on average shareholders' equity	8.75%	10.11%	11.20%	9.83%	9.61%
Return on average tangible common equity	8.89%	10.31%	11.51%	10.02%	9.89%
Net interest margin	2.06%	2.17%	2.31%	2.16%	2.41%
Net interest margin - FTE [1]	2.23%	2.33%	2.52%	2.32%	2.57%
Capital ratios [2]
Total shareholders' equity to assets	8.98%	9.05%	8.39%	8.98%	8.39%
Tangible common equity to tangible assets	8.85%	8.92%	8.22%	8.85%	8.22%
Tier 1 leverage ratio	9.40%	9.93%	8.86%	9.40%	8.86%
Common equity tier 1 capital ratio	13.14%	13.54%	11.93%	13.14%	11.93%
Tier 1 capital ratio	13.14%	13.54%	11.93%	13.14%	11.93%
Total risk-based capital ratio	15.38%	15.85%	14.67%	15.38%	14.67%
Asset quality
Nonperforming loans	$256	$285	$2,662	$256	$2,662
Nonperforming assets	5,304	5,335	7,855	5,304	7,855
Nonperforming loans to loans	0.01%	0.01%	0.14%	0.01%	0.14%
Nonperforming assets to total assets	0.17%	0.17%	0.30%	0.17%	0.30%
Allowance for loan losses to:
Loans	0.67%	0.68%	0.75%	0.67%	0.75%
Nonperforming loans	6,525.0%	5,632.6%	529.2%	6,525.0%	529.2%
Net charge-offs to average loans	0.04%	0.03%	0.10%	0.04%	0.05%
Average balance sheet information
Loans	$2,440,982	$2,278,415	$1,795,118	$2,292,472	$1,557,620
Total securities	483,900	480,713	507,873	483,257	494,632
Other earning assets	131,306	79,346	108,547	105,210	74,208
Total interest-earning assets	3,077,415	2,856,029	2,434,799	2,899,841	2,146,366
Total assets	3,148,230	2,921,540	2,492,751	2,965,709	2,199,864
Noninterest-bearing deposits	44,921	44,524	35,094	44,477	33,164
Interest-bearing deposits	2,368,472	2,137,045	1,839,943	2,204,501	1,629,421
Total deposits	2,413,393	2,181,569	1,875,037	2,248,978	1,662,585
Shareholders' equity	285,207	238,465	173,459	249,162	163,230

1 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017
2 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	September 30, 2018	June 30, 2018	September 30, 2017
Assets
Cash and due from banks	$3,517	$3,694	$4,509
Interest-bearing deposits	82,273	138,666	121,195
Securities available-for-sale, at fair value	468,997	460,822	492,468
Securities held-to-maturity, at amortized cost	20,200	19,203	19,212
Loans held-for-sale	23,493	20,672	45,487
Loans	2,493,622	2,374,035	1,868,487
Allowance for loan losses	(16,704)	(16,053)	(14,087)
Net loans	2,476,918	2,357,982	1,854,400
Accrued interest receivable	14,472	14,540	9,366
Federal Home Loan Bank of Indianapolis stock	22,050	22,050	19,575
Cash surrender value of bank-owned life insurance	35,819	35,579	34,856
Premises and equipment, net	20,207	10,169	9,739
Goodwill	4,687	4,687	4,687
Other real estate owned	5,041	5,041	5,136
Accrued income and other assets	25,244	22,668	12,792
Total assets	$3,202,918	$3,115,773	$2,633,422

Liabilities
Noninterest-bearing deposits	$42,750	$44,671	$33,734
Interest-bearing deposits	2,403,814	2,349,613	1,963,294
Total deposits	2,446,564	2,394,284	1,997,028
Advances from Federal Home Loan Bank	425,160	390,167	365,180
Subordinated debt	33,837	33,800	36,689
Accrued interest payable	887	435	237
Accrued expenses and other liabilities	8,730	15,000	13,421
Total liabilities	2,915,178	2,833,686	2,412,555
Shareholders' equity
Voting common stock	227,454	227,099	171,783
Retained earnings	74,733	69,066	54,119
Accumulated other comprehensive loss	(14,447)	(14,078)	(5,035)
Total shareholders' equity	287,740	282,087	220,867
Total liabilities and shareholders' equity	$3,202,918	$3,115,773	$2,633,422

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest income
Loans	$26,019	$23,699	$18,922	$71,833	$49,494
Securities - taxable	2,659	2,556	2,582	7,703	7,515
Securities - non-taxable	698	700	697	2,109	2,090
Other earning assets	847	461	493	1,973	960
Total interest income	30,223	27,416	22,694	83,618	60,059
Interest expense
Deposits	11,650	9,226	6,594	29,146	16,617
Other borrowed funds	2,603	2,729	1,909	7,626	4,820
Total interest expense	14,253	11,955	8,503	36,772	21,437
Net interest income	15,970	15,461	14,191	46,846	38,622
Provision for loan losses	888	667	1,336	2,405	3,693
Net interest income after provision for loan losses	15,082	14,794	12,855	44,441	34,929
Noninterest income
Service charges and fees	236	231	226	697	657
Mortgage banking activities	1,402	1,597	2,535	4,577	6,306
Gain on sale of loans	—	—	—	414	—
Other	356	349	374	1,025	1,039
Total noninterest income	1,994	2,177	3,135	6,713	8,002
Noninterest expense
Salaries and employee benefits	5,704	5,827	5,197	17,436	15,463
Marketing, advertising and promotion	601	608	741	1,925	1,803
Consulting and professional fees	709	633	897	2,193	2,474
Data processing	368	282	247	913	729
Loan expenses	241	260	262	738	724
Premises and equipment	1,244	1,231	1,080	3,689	3,058
Deposit insurance premium	441	480	375	1,386	990
Other	737	861	602	2,164	1,781
Total noninterest expense	10,045	10,182	9,401	30,444	27,022
Income before income taxes	7,031	6,789	6,589	20,710	15,909
Income tax provision	743	781	1,694	2,386	4,181
Net income	$6,288	$6,008	$4,895	$18,324	$11,728

Per common share data
Earnings per share - basic	$0.61	$0.67	$0.72	$1.99	$1.76
Earnings per share - diluted	$0.61	$0.67	$0.71	$1.98	$1.75
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,462,209	$26,019	4.19%	$2,295,970	$23,699	4.14%	$1,818,379	$18,922	4.13%
Securities - taxable	389,880	2,659	2.71%	386,207	2,556	2.65%	410,630	2,582	2.49%
Securities - non-taxable	94,020	698	2.95%	94,506	700	2.97%	97,243	697	2.84%
Other earning assets	131,306	847	2.56%	79,346	461	2.33%	108,547	493	1.80%
Total interest-earning assets	3,077,415	30,223	3.90%	2,856,029	27,416	3.85%	2,434,799	22,694	3.70%
Allowance for loan losses	(16,312)			(15,782)			(13,657)
Noninterest-earning assets	87,127			81,293			71,609
Total assets	$3,148,230			$2,921,540			$2,492,751

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$87,102	$133	0.61%	$93,599	$145	0.62%	$88,633	$122	0.55%
Savings accounts	51,557	147	1.13%	55,273	158	1.15%	42,308	97	0.91%
Money market accounts	527,715	2,206	1.66%	571,398	2,130	1.50%	440,293	1,187	1.07%
Certificates and brokered deposits	1,702,098	9,164	2.14%	1,416,775	6,793	1.92%	1,268,709	5,188	1.62%
Total interest-bearing deposits	2,368,472	11,650	1.95%	2,137,045	9,226	1.73%	1,839,943	6,594	1.42%
Other borrowed funds	439,412	2,603	2.35%	492,068	2,729	2.22%	431,738	1,909	1.75%
Total interest-bearing liabilities	2,807,884	14,253	2.01%	2,629,113	11,955	1.82%	2,271,681	8,503	1.49%
Noninterest-bearing deposits	44,921			44,524			35,094
Other noninterest-bearing liabilities	10,218			9,438			12,517
Total liabilities	2,863,023			2,683,075			2,319,292
Shareholders' equity	285,207			238,465			173,459
Total liabilities and shareholders' equity	$3,148,230			$2,921,540			$2,492,751

Net interest income		$15,970			$15,461			$14,191

Interest rate spread			1.89%			2.03%			2.21%
Net interest margin			2.06%			2.17%			2.31%
Net interest margin - FTE [2]			2.23%			2.33%			2.52%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,311,374	$71,833	4.16%	$1,577,526	$49,494	4.19%
Securities - taxable	388,513	7,703	2.65%	399,284	7,515	2.52%
Securities - non-taxable	94,744	2,109	2.98%	95,348	2,090	2.93%
Other earning assets	105,210	1,973	2.51%	74,208	960	1.73%
Total interest-earning assets	2,899,841	83,618	3.86%	2,146,366	60,059	3.74%
Allowance for loan losses	(15,770)			(12,451)
Noninterest-earning assets	81,638			65,949
Total assets	$2,965,709			$2,199,864

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$90,564	$401	0.59%	$89,869	$368	0.55%
Savings accounts	54,245	462	1.14%	35,113	210	0.80%
Money market accounts	553,692	6,228	1.50%	394,581	2,799	0.95%
Certificates and brokered deposits	1,506,000	22,055	1.96%	1,109,858	13,240	1.59%
Total interest-bearing deposits	2,204,501	29,146	1.77%	1,629,421	16,617	1.36%
Other borrowed funds	457,807	7,626	2.23%	364,738	4,820	1.77%
Total interest-bearing liabilities	2,662,308	36,772	1.85%	1,994,159	21,437	1.44%
Noninterest-bearing deposits	44,477			33,164
Other noninterest-bearing liabilities	9,762			9,311
Total liabilities	2,716,547			2,036,634
Shareholders' equity	249,162			163,230
Total liabilities and shareholders' equity	$2,965,709			$2,199,864

Net interest income		$46,846			$38,622

Interest rate spread			2.01%			2.30%
Net interest margin			2.16%			2.41%
Net interest margin - FTE [2]			2.32%			2.57%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	September 30, 2018		June 30, 2018		September 30, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$105,489	4.2%	$107,394	4.5%	$122,587	6.5%
Owner-occupied commercial real estate	93,568	3.8%	86,068	3.6%	75,986	4.1%
Investor commercial real estate	5,595	0.2%	6,185	0.3%	7,430	0.4%
Construction	38,228	1.5%	46,769	2.0%	50,367	2.7%
Single tenant lease financing	883,372	35.4%	863,981	36.4%	783,918	41.9%
Public finance	610,858	24.5%	566,184	23.8%	269,347	14.4%
Healthcare finance	89,525	3.7%	65,605	2.8%	12,363	0.7%
Total commercial loans	1,826,635	73.3%	1,742,186	73.4%	1,321,998	70.7%

Consumer loans
Residential mortgage	362,574	14.5%	337,143	14.2%	291,382	15.6%
Home equity	28,713	1.2%	28,826	1.2%	31,236	1.7%
Trailers	129,571	5.2%	120,957	5.1%	97,811	5.2%
Recreational vehicles	85,821	3.4%	79,946	3.4%	66,619	3.6%
Other consumer loans	55,175	2.2%	59,261	2.5%	56,490	3.0%
Total consumer loans	661,854	26.5%	626,133	26.4%	543,538	29.1%

Net deferred loan fees, premiums and discounts	5,133	0.2%	5,716	0.2%	2,951	0.2%

Total loans	$2,493,622	100.0%	$2,374,035	100.0%	$1,868,487	100.0%

	September 30, 2018		June 30, 2018		September 30, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$42,750	1.7%	$44,671	1.9%	$33,734	1.7%
Interest-bearing demand deposits	94,681	3.9%	91,748	3.8%	89,748	4.5%
Savings accounts	47,033	1.9%	48,897	2.1%	49,913	2.5%
Money market accounts	478,548	19.6%	582,565	24.3%	499,160	25.0%
Certificates of deposits	1,252,690	51.2%	1,231,438	51.4%	1,300,952	65.1%
Brokered deposits [1]	530,862	21.7%	394,965	16.5%	23,521	1.2%
Total deposits	$2,446,564	100.0%	$2,394,284	100.0%	$1,997,028	100.0%

1 As of March 31, 2018, $116.3 million of public fund deposits originated through an investment advisor who manages fixed income portfolios for municipalities were reclassified from certificates of deposit to brokered deposits per regulatory guidance.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Total equity - GAAP	$287,740	$282,087	$220,867	$287,740	$220,867
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$283,053	$277,400	$216,180	$283,053	$216,180

Total assets - GAAP	$3,202,918	$3,115,773	$2,633,422	$3,202,918	$2,633,422
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,198,231	$3,111,086	$2,628,735	$3,198,231	$2,628,735

Common shares outstanding	10,181,675	10,181,675	8,411,077	10,181,675	8,411,077

Book value per common share	$28.26	$27.71	$26.26	$28.26	$26.26
Effect of goodwill	(0.46)	(0.46)	(0.56)	(0.46)	(0.56)
Tangible book value per common share	$27.80	$27.25	$25.70	$27.80	$25.70

Total shareholders' equity to assets ratio	8.98%	9.05%	8.39%	8.98%	8.39%
Effect of goodwill	(0.13%)	(0.13%)	(0.17%)	(0.13)%	(0.17)%
Tangible common equity to tangible assets ratio	8.85%	8.92%	8.22%	8.85%	8.22%

Total average equity - GAAP	$285,207	$238,465	$173,459	$249,162	$163,230
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$280,520	$233,778	$168,772	$244,475	$158,543

Return on average shareholders' equity	8.75%	10.11%	11.20%	9.83%	9.61%
Effect of goodwill	0.14%	0.20%	0.31%	0.19%	0.28%
Return on average tangible common equity	8.89%	10.31%	11.51%	10.02%	9.89%

Total interest income	$30,223	$27,416	$22,694	$83,618	$60,059
Adjustments:
Fully-taxable equivalent adjustments [1]	1,351	1,164	1,280	3,533	2,586
Total interest income - FTE	$31,574	$28,580	$23,974	$87,151	$62,645

Net interest income	$15,970	$15,461	$14,191	$46,846	$38,622
Adjustments:
Fully-taxable equivalent adjustments [1]	1,351	1,164	1,280	3,533	2,586
Net interest income - FTE	$17,321	$16,625	$15,471	$50,379	$41,208

Net interest margin	2.06%	2.17%	2.31%	2.16%	2.41%
Effect of fully-taxable equivalent adjustments [1]	0.17%	0.16%	0.21%	0.16%	0.16%
Net interest margin - FTE	2.23%	2.33%	2.52%	2.32%	2.57%

1 Assuming a 21% tax rate in 2018 and a 35% tax rate in 2017